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                             DISTRIBUTION AGREEMENT

                       SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                   $95,000,000

                                MEDIUM-TERM NOTES

                     Due 9 months or more from Date of Issue

                             Distribution Agreement


                                                                    May 29, 1998


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

First Union Capital Markets, a division
   of Wheat First Securities, Inc.
301 S. College Street, 10th Floor
One First Union Center
Charlotte, North Carolina  28288

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center - North Tower
New York, New York  10281

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036



Ladies and Gentlemen:

         Summit Properties Partnership, L.P., a Delaware limited partnership (the "Partnership"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Partnership of its Medium-Term Notes due 9 months or more from date of issue (the "Securities") in an aggregate initial offering price of up to $95,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies), as such amount shall be reduced by the aggregate initial offering price of any other debt securities issued by the Partnership, whether within or without the United States ("Other Securities") pursuant to the

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registration statement referred to below, and agrees with each of you
(individually an "Agent", and collectively, the "Agents", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Securities will be issued under an indenture dated as of August 7, 1997, as supplemented by Supplemental Indenture No. 3 dated May ___, 1998 (together, the "Indenture") between the Partnership and First Union National Bank, as Trustee (the "Trustee"). The Securities shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Partnership in accordance with the Indenture.

         On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Partnership of the right to sell Securities directly to investors (other than broker-dealers) on its own behalf, the Partnership hereby (i) appoints the Agents as the exclusive agents of the Partnership for the purpose of soliciting and receiving offers to purchase Securities from the Partnership by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof.

         The Partnership and Summit Properties Inc., a Maryland corporation and the sole general partner and the principal limited partner of the Partnership (the "Company"), have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is 333-25575) on Form S-3, relating to, among other things, certain debt securities (the "Shelf Securities") to be issued from time to time by the Partnership. The Partnership and the Company also have filed with, or propose to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement describing certain terms of the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". If the Partnership and the Company have filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as

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the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. For purposes of this Agreement, each of the Partnership, Summit Management Company, a Maryland corporation (the "Management Company"), Summit Apartment Builders, Inc., a Florida corporation (the "Building Company") and any other subsidiaries (within the meaning of Regulation S-X under the Securities Act) of the Company is deemed a "Subsidiary" of the Company.

                  1. Representations. The Partnership and the Company each jointly and severally represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which the Company accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Partnership issues and sells Securities and as of each date the Registration Statement or the Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                  (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Partnership and/or the Company, threatened by the Commission, and the Registration Statement and Prospectus (as amended or supplemented, if applicable) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Partnership and/or the Company in writing by such Agent expressly for use therein;

                  (b) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact


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         or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (c) the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act, and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304;

                  (d) the historical financial statements of the Company and the Partnership included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries taken as a whole as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied (except, in the case of interim financial results, for the notes thereto and ordinary year-end adjustments) on a consistent basis and comply with the applicable accounting requirements of the Securities Act (including, without limitation, Rule 3-14 and Rule 3-15 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and, if any, pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein;

                  (e) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or operations of the Company and its Subsidiaries taken as a whole from that set forth in the Prospectus;

                  (f) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) neither the Company nor its Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) neither the Company nor its Subsidiaries have purchased any of the Company's outstanding Common Stock, $.01 par value (the "Common Stock"), nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's Common Stock

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         other than ordinary and customary dividends; and (3) there has not been any material change in the capital, Common Stock, short-term debt or long-term debt of either the Company or its Subsidiaries, except in each case as described in or contemplated by the Prospectus;

                  (g) the Partnership has been duly formed and is validly existing as a partnership in good standing under the laws of the State of Delaware, has the partnership power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus, and conduct its business as described in the Prospectus and is duly qualified to transact such business, and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, each of which jurisdiction is listed on Schedule I attached hereto;

                  (h) the Agreement of Limited Partnership of the Partnership (the "Agreement of Limited Partnership") has been duly and validly authorized, executed and delivered by the Company, including in its capacity as sole general partner of the Partnership, and is a valid and binding agreement of the Company, including the Company in its capacity as sole general partner of the Partnership, enforceable against the Company in accordance with its terms except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which proceeding therefore may be bought;

                  (i) each of the Company, the Management Company and the Building Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact such business and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, each of which jurisdiction is listed on Schedule I attached hereto; and, except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in the Management Company and the Building Company have been validly issued and, in the case of the Management Company, are owned by the Partnership and by William F. Paulsen and, in the case of the Building Company, by the Management Company, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and described in the Prospectus;

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                  (j) except as disclosed in the Registration Statement, the
         Company has no material subsidiaries;

                  (k) each of the partnership and joint venture agreements to which the Company and any of its Subsidiaries is a party, and which relates to real property, has been duly authorized, executed and delivered on the part of the Company and any of such Subsidiaries by any of them that is a party thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by
         (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company and any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, agreement of limited partnership (or other organizational documents) of such party of any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree;

                  (l) the authorized capital stock conforms, as to legal matters, to the description thereof contained in the Prospectus;

                  (m) the Securities have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Partnership entitled to the benefits provided by the Indenture and enforceable against the Partnership in accordance with their terms except that the enforceability thereof may be limited by or subject to
         (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; the Indenture has been duly authorized and qualified under the Trust Indenture Act and, when Supplemental Indenture No. 3 is executed and delivered by the Partnership and the Trustee, the Indenture will constitute a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability, and the Securities and the Indenture conforms to the descriptions thereof in the Prospectus;

                  (n) neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, the Articles of Incorporation or by-laws of the Company or the Agreement of Limited Partnership of the Partnership or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for

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         violations and defaults which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; the issue and sale of the Securities and the performance by the Partnership of all its obligations under the Securities and the Indenture and the performance by each of the Partnership and the Company of all their respective obligations under this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; nor will any such action result in any violation of the provisions of the Articles of Incorporation or the by-laws of the Company or the Agreement of Limited Partnership of the Partnership or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Partnership or the consummation of the transactions contemplated by the Indenture by the Partnership or this Agreement by the Partnership and the Company, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act or the Trust Indenture Act, (ii) as may be required under state securities or Blue Sky Laws in connection with the offer and sale of the Securities or (iii) the failure of which to obtain would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole;

                  (o) with respect to all tax periods since the Company's first taxable year ended December 31, 1994, the Company has met the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements;

                  (p) none of the Partnership, the Company, the Management Company or the Building Company is and, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (q) there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary of the Company is a party or to which any of their properties or the Communities (as that term

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         is defined in the Prospectus) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required and all such contracts required to be filed as exhibits to the Registration Statement are set forth in Schedule II attached hereto;

                  (r) the Company and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights (collectively, the "Intellectual Property") required in order to conduct their respective businesses as described in the Prospectus, other than those which the failure to posses or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole;

                  (s) the Company and each Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; and none of the Company or any Subsidiary has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Prospectus and except, in each case, where such revocation or modification would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole; and the Company and each Subsidiary are in compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws, rules or regulations would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                  (t) the Company has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

                  (u) the Partnership has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Partnership;

                  (v) (i) the Company and its Subsidiaries have good and marketable title in fee simple to all of the Communities described in the Prospectus as owned by them in fee simple, free and clear of all liens, in each case, except such as are described in the Prospectus or such as do not materially affect the value of such Community and do not materially interfere with the use made and proposed to be made of such Community by the Company and by its Subsidiaries; (ii) the construction, management and operation of the buildings, fixtures and other improvements comprising the Communities as currently



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         conducted or existing are not in violation of any applicable building code, zoning ordinance or other law or regulation except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, (iii) neither the Company, the Partnership nor the Management Company has received notice of any proposed material special assessment or any proposed material change in any property tax, zoning or land use laws or availability of water for irrigation affecting all or any portion of the Communities; (iv) neither the Company nor the Partnership is aware of any material delay with respect to the construction of Communities referred to in the Prospectus as under construction, or any material increase in the estimated cost of such construction, or any other matter materially detrimental to the construction, or any factor which may, through passage of time or otherwise, give rise to such delay, cost increase or detriment; (v) there do not exist any material violations of any declaration of covenants, conditions and restriction (the "CC&R's") with respect to any of the Communities, nor to the Company's knowledge is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (vi) the improvements comprising any portion of the Communities (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects;

                  (w) immediately after any sale of Securities by the Partnership hereunder, the aggregate amount of Securities which have been issued and sold by the Partnership hereunder and of any securities of the Partnership (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;

                  (x) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                  (y) the Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary;

                  (z) there are no existing or, to the best knowledge of the Partnership and/or the Company, threatened labor disputes with the employees of the Company or any of its

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         Subsidiaries which are likely to have a material adverse effect on the
         Company and its Subsidiaries taken as a whole;

                  (aa) the Company and each Subsidiary (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (ab) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                  (ac) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Partnership, the Company or any of its affiliates for employees or former employees of the Partnership, the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                  (ad) the assets of the Partnership do not constitute "plan assets" under ERISA;

                  (ae) the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that

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

         would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus;

                  (af) the mortgages and deeds of trust encumbering the Communities are not cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or its Subsidiaries; and

                  (ag) any certificate signed by any officer of the Company in such capacity or as general partner of the Partnership and delivered to you or to counsel for the Agent in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Partnership, as the case may be, to the Agent participating in such offering as to the matters covered thereby on the date of such certificate.

                  2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Partnership, to use its reasonable efforts to solicit offers to purchase the Securities from the Partnership upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Partnership shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Securities or any other debt securities with a maturity at the time of original issuance of 9 months to 30 years except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Partnership reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf to investors (other than broker-dealers).

                  The Partnership reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities. Upon receipt of at least one business day's prior notice from the Partnership or the Company, each Agent will suspend solicitation of offers to purchase Securities from the Partnership until such time as the Partnership or the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Partnership and the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(i), 4(j) and 4(k) hereof, provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Securities until the Partnership and/or the Company has delivered such opinions, letters and certificates as such Agent may reasonably request.

                  The Partnership agrees to pay each Agent, as consideration for the sale of each Security pursuant to this Agreement resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Security in an amount equal to the following applicable percentage of the principal amount of such Security sold:

                               Range of Maturities
                               -------------------


                                                                          (percentage of aggregate
                               Commission                                     principal amount
                                                                             of Securities sold)
                                                                             -------------------
From 9 months to less than 1 year.....................................                        .125%
From 1 year to less than 18 months....................................                        .150%
From 18 months to less than 2 years...................................                        .200%
From 2 years to less than 3 years.....................................     .250%
From 3 years to less than 4 years.....................................     .350%
From 4 years to less than 5 years.....................................     .450%
From 5 years to less than 6 years.....................................     .500%
From 6 years to less than 7 years.....................................     .550%
From 7 years to less than 10 years....................................                        .600%
From 10 years to less than 15 years...................................                        .625%
From 15 years to less than 20 years...................................                        .700%
20 years to 30 years .................................................                        .750%

                  The Agents are authorized to solicit offers to purchase Securities which will be issued in denominations of $1,000 (or, in the case of Securities not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Securities not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). Each Agent shall communicate to the Partnership, orally or in writing, each offer to purchase Securities received by such Agent as agent that in its judgment should be considered by the Partnership. The Partnership shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part and any such rejection shall not be deemed a breach of its agreements herein contained. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

                  (b) Purchase as Principal. Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Partnership and may also specify certain provisions relating to the reoffering of such Securities by such Agent.
The commitment of any Agent to purchase securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Partnership and the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Partnership for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.

                  (c) Obligations Several. The Partnership acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof.

                  (d) Administrative Procedures. The Agents and the Partnership agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Partnership and the Agents.

                  (e) Other Securities. The Partnership agrees to notify each Agent of sales by the Partnership of Other Securities.

                  3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Brown & Wood LLP, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement among the Agents, the Partnership and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Partnership accepts an offer by any Agent to purchase Securities as principal (such time and date being referred to herein as the "Commencement Date").

                  4. Covenants of the Partnership and the Company. Each of the Partnership and the Company covenants and agrees with each Agent as follows:

                  (a)(i) to make no amendment or supplement to the Registration Statement or the Prospectus prior to the termination of the offering of the Securities pursuant to this Agreement or any Terms Agreement which shall be disapproved by any Agent after reasonable opportunity to comment thereon, provided, however that the foregoing shall not apply to any of the Partnership's or the Company's periodic filings with the Commission described in subsection (iii) below, copies of which filings the Partnership or the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause
(i), promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act and to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Partnership or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Partnership will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information; and (iii) of the receipt by the Partnership or the Company of any notification with respect to any suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. Each of the Partnership and the Company agrees to use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or of any notification suspending any such qualification and, if issued, to use promptly its best efforts to obtain withdrawal thereof as soon as possible. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Securities so long as it is not reasonably satisfied with such document;

                  (b) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Securities; provided that neither the Partnership nor the Company shall be required to file a general consent to service of process in any jurisdiction;

                  (c) to furnish each Agent and counsel to the Agents, at the expense of the Partnership, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request;

                  (d) if at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of the Agents or the Partnership, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Partnership, to suspend solicitation of offers to purchase Securities from the Partnership (and, if so notified, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Securities such Agent may then own as principal. If the Partnership shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If such amendment or supplement and the documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(e), 4(i), 4(j) and 4(k) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, then upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Securities hereunder. Notwithstanding any other provision of this Section 4(d), if during such period an Agent continues to own Securities purchased from the Partnership by such Agent as principal or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Securities, if any event described in this Section 4(d) occurs the Partnership will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Section 4(e), 4(i), 4(j) and 4(k) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement;

                  (e) to furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Partnership and the Company relating to the business, operations and affairs of the Partnership and the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by each of the Partnership and the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate maintaining or an improvement in the rating accorded any securities of, or guaranteed by, the Partnership by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (f) to make generally available to its security holders and to the Agents as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Partnership and the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Securities;

                  (g) with respect to each Security, for a period of three years following the issuance of such Security, to furnish to such Agents copies of all reports or other communications (financial or other) furnished to holders of Securities and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                  (h) that, from the date of any applicable Terms Agreement with an Agent or other agreement by an Agent to purchase Securities as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Partnership and/or the Company which are substantially similar to the Securities, without the prior written consent of such Agent;

                  (i) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change which the Agents deem to be immaterial) and each time the Partnership sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Partnership shall furnish or cause to be furnished forthwith to such Agent the written opinions of Goodwin, Procter & Hoar LLP and of Kennedy, Covington, Lobdell & Hickman, L.L.P., or other counsel for the Partnership and the Company satisfactory to such Agent, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the opinion referred to in Sections 6(b) and 6(c), respectively, hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of each such opinion, or, in lieu of such opinion, counsel last furnishing such an opinion, may each furnish to the Agents a letter to the effect that such Agent may rely on the opinion of such counsel which was last furnished to such Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter);

                  (j) that each time the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Partnership sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Partnership shall cause the independent certified public accountants who have certified the financial statements of the Partnership and the Company and its Subsidiaries included or incorporated by reference in the

Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat statements with respect to such financial information or other matters made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

                  (k) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change which the Agents deem to be immaterial), and each time the Partnership sells Securities to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this
Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Partnership shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Company, in its capacity as general partner of the Partnership, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the certificates referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

                  5. Costs and Expenses. Each of the Partnership and the Company covenants and agrees with each Agent that the Partnership and/or the Company will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including reasonable fees of counsel for the Agents (or such Agent) and their reasonable disbursements),
(iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc. (the "NASD"), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal

Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Securities, including any opinions to be rendered by such counsel hereunder and (ix) any advertising and reasonable out-of-pocket expenses incurred by the Agents in connection with the offering and sale of the Securities.

                  6. Conditions. The obligation of any Agent, as agent of the Partnership, at any time ("Solicitation Time") to solicit offers to purchase the Securities, the obligation of any Agent to purchase Securities as principal pursuant to, any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject (1) to the condition that all representations and warranties of the Partnership and the Company herein and all statements of officers of the Partnership and the Company made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Partnership accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase;
(2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, each of the Partnership and the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder, and (3) to the following additional conditions when and as specified:

         (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

                           (i) the Prospectus as amended or supplemented
                  (including, if applicable, the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

                           (ii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of (A) downgrading, (B) any intended or potential downgrading or (C) any review or possible change that does not indicate maintaining or an improvement in the rating accorded any securities of or guaranteed by the Partnership by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;

                           (iii) there shall not have been since the respective
                  dates as to which information is given in the Prospectus, any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole, the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Partnership or the purchase by such Agent of Securities from the Partnership as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented; and neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order to decree, otherwise than as set forth or contemplated in the Prospectus; and

                           (iv) (A) trading generally shall not have been
                  suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASD, (B) trading of any securities of or guaranteed by the Partnership or the Company shall not have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or (D) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of such Agent or Agents of such other purchaser, is material and adverse and which in the judgment of such Agent or Agents or of such other purchaser makes it impracticable to proceed with the solicitation by such Agent of offers to purchase Securities from the Partnership or the purchase by such Agent of Securities from the Partnership as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made.

         (b) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Goodwin, Procter & Hoar LLP, counsel for the Company and the Subsidiaries, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

                           (i) the Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the partnership power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule I attached hereto;

                           (ii) each of the Company, the Management Company and the Building Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule I attached hereto;

                           (iii) based solely on such counsel's review of the
                  Agreement of Limited Partnership and a report of a reputable commercial search firm of the Uniform Commercial Code records of the financing statements on file in the office of the Secretary of State of the State of North Carolina, being the state in which the Company's chief executive office is located and in the office of the Mecklenburg County Recorder, the county in which such office is located, the interests in the Partnership owned by the Company are validly issued and owned, directly or indirectly, by the Company, free and clear of any perfected security interest, or to such counsel's knowledge, any other mortgage, pledge, lien, encumbrance, claim or security interest of any kind;

                           (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                           (v) this Agreement has been duly authorized, executed and delivered by the Partnership;

                           (vi) the issuance of the Securities has been duly authorized by the Partnership and, when duly executed by the Operating Partnership and authenticated in accordance with the terms of the Indenture and delivered to and paid for by any purchaser of Securities sold through an Agent as agent or any Agent as principal pursuant to and in accordance with the terms of this Agreement and applicable resolutions of the Pricing Committee appointed by the Board of Directors of the Company, will constitute valid and binding obligations of the Partnership entitled to the benefits provided by the Indenture and the Securities will be enforceable against the Partnership in accordance with their terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability.

                  The Indenture conforms in all material respects to all statements and descriptions related thereto in the Prospectus;

                           (vii) the Indenture has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding instrument of the Partnership enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; and the Indenture has been duty qualified under the Trust Indenture Act;

                           (viii) the execution and delivery of the Indenture by
                  the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement, will not (a) contravene (i) any provision of Applicable Law or, to the knowledge of the attorneys listed on Schedule III which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, any provision of any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, its Subsidiaries or any of their respective properties except for such contraventions which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect") or (ii) the Articles of Incorporation or by-laws of the Company or the Agreement of Limited Partnership of the Partnership or, (b) (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument identified on Schedule II attached hereto except for such conflicts, breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect; provided that such counsel need not opine as to whether the execution and delivery of the Indenture by the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Partnership, or (ii) contravene, violate or conflict with, any judgment, order or decree, known to such counsel, of any Governmental Authority or, to the knowledge of the attorneys listed on Schedule III which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its

                  Subsidiaries, without independent investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary except for such contraventions, violations or conflicts which individually or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification or registration with, any Governmental Authority or, to the knowledge of the attorneys listed on Schedule III which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, any court or governmental body or agency except such consents, approvals, authorizations or orders of, or qualifications or registrations the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect, is required for the issue and sale of the Securities or the performance by each of the Company and the Partnership of its obligations under this Agreement or by the Partnership of its obligations under the Indenture, except, in each case, such as have been obtained under the Securities Act and the Trust Indenture Act and as may be required by the securities or Blue Sky laws of the various states or the By-laws or Corporate Financing Rule of the NASD in connection with the offer and sale of the Securities;

                           (a) "Governmental Approval" means any consent,
                  approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (b) "Governmental Authority" shall mean any United States or Commonwealth of Massachusetts court or legislative, judicial, administrative or regulatory body or agency and (c) "Applicable Laws" means the Maryland General Corporation Law and those laws, statutes, rules and regulations of the United States of America and the Commonwealth of Massachusetts that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement; provided, that such counsel need express no opinion as to (x) the "blue sky" or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state.

                           (ix) each document incorporated by reference in the
                  Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related schedules therein and other financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act, and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and related schedules therein and other financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act;

                           (x) the Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel's knowledge based solely on a telephone conversation with the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission;

                           (xi) none of the Company, the Partnership, the Management Company, or the Building Company is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xii) based, in part, on representations from the Company relating to its asset composition, source of income, shareholder diversification, distributions, record keeping and other requirements and assumptions relating to the Company's continued compliance with such representations, for its taxable years ended December 31, 1994 through December 31, 1997, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code and its method of operation has enabled it to and will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code;

                           (xiii) the statements set forth in the Prospectus
                  under the captions "Federal Income Tax Considerations" and "Certain United States Federal Income Tax Considerations" insofar as such statements constitute summaries of the legal matters referred to therein, are accurate in all material respects; and

                           (xiv) the statements set forth in the Prospectus under the captions "Description of Debt Securities", "Description of Common Stock", "Description, of Preferred Stock", and "Restrictions on Transfer of Capital Stock", in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

                           Such counsel shall also include a statement in such
                  opinion to the following effect: we have participated in conferences with officers and other representatives of the Company and the Partnership, counsel for the Company and the Partnership, representatives of the independent accountants of the Company and the Partnership and you at which the contents of the Registration Statement and related matters were discussed and on the basis of the foregoing:

                                    (i)  No facts have come to such counsel's
                           attention which cause it to believe that the Registration Statement (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                                    (ii) No facts have come to such counsel's
                           attention which cause it to believe that the Prospectus (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), as of its date and the date of delivery of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) On the Commencement Date, and in the case of a purchase of Securities by the Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Kennedy Covington Lobdell & Hickman, special counsel for the Company and the Subsidiaries, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

                           (i) the Partnership is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule I attached hereto and, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, is duly qualified to transact such business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing in each such jurisdiction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                           (ii) each of the Company, the Management Company and
                  the Building Company is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule I attached hereto and, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, is duly qualified to transact such business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing in each such jurisdiction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                           (iii) the execution and delivery of the Indenture by
                  the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement, will not (a) contravene (i) any provision of Applicable Law or, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, any provision of applicable law or statute or any order, rule or regulation of any court or governmental agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties, except for such contraventions of any such provision of applicable law or statute or any such order, rule or regulation of any court or governmental agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect") or (ii) the Articles of Incorporation or by-laws of the Company or the Agreement of Limited Partnership of the Partnership or, (b) to such counsel's knowledge after due inquiry, (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument identified on Schedule II attached hereto or, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject except for such conflicts, breaches or defaults with respect to any such unscheduled agreements or instruments which individually or in the aggregate would not have a Material Adverse Effect; provided that such counsel need not opine as to whether the execution and delivery of the Indenture by the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Partnership, or (ii) contravene, violate or conflict with, any judgment, order or decree, known to such counsel, of any Governmental Authority or, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters
                                       25
                  for the Company or its Subsidiaries, without independent investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary except for such contraventions, violations or conflicts with any such judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary which individually or in the aggregate would not have a Material Adverse Effect;

                           (a) "Governmental Approval" means any consent, approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (b) "Governmental Authority" shall mean any United States or State of North Carolina court or legislative, judicial, administrative or regulatory body or agency and (c) "Applicable Laws" means the Maryland General Corporation Law and those laws, statutes, rules and regulations of the United States of America and the State of North Carolina that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement; provided, that such counsel need express no opinion as to (x) the "blue sky" or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state.

                           (iv) To their knowledge after due inquiry, there are
                  no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary or any Affiliate of the Company is a party or to which any of their properties or the Communities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement that are not described or filed as required;

                           (v)  The Company and each Subsidiary has all
                  necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any Governmental Approval or, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, any such license, permit, certificate, consent, order, approval or other authorization except for such revocations or modifications of any such licenses, permits, certificates, consents, orders, approvals or other authorizations which individually or in the aggregate would not have a Material Adverse Effect, in each case, except as described in the Registration Statement and the Prospectus and the date of delivery of such opinion; and each of the Company or its Subsidiaries is in compliance with all Applicable Laws and, to the knowledge of the attorneys listed on Schedule IV which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, all laws and regulations except to the extent that failure to so comply with all such laws and regulations would not have a Material Adverse Effect, in each case, relating to the conduct of its business as conducted as of the date of the Prospectus and the date of delivery of such opinion; and

                           (vi) The Company and each Subsidiary (1) is in
                  compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses and (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a Material Adverse Effect.

                  Such counsel shall also include a statement in such opinion to the following effect: we have reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the Company and the Partnership and counsel for the Company and the Partnership at which the contents of the Registration Statement and related matters were discussed and on the basis of the foregoing:

                           (i) No facts have come to such counsel's attention which cause it to believe that the Registration Statement (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (ii) No facts have come to such counsel's attention
                  which cause it to believe that the Prospectus (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), as of its date and the date of delivery of such opinion contained an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may (A) as to matters involving the application of laws other than the laws of the United States and the State of Maryland to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Agents' counsel) of other counsel reasonably acceptable to the Agents' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Partnership and the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Partnership and the Company. The opinion of such counsel for the Partnership and the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Agents and they are justified in relying thereon. With respect to the matters to be covered in the last paragraphs of subparagraph (b) and subparagraph (c) above counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

                  (d) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Brown & Wood LLP, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions, dated the Commencement Date or Time of Delivery, as the case may be, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (e) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the independent certified public accountants who have certified the financial statements included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

                  (f) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received a certificate or certificates signed by an executive officer of each of the Partnership and the Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in Section 6(a)(i) and (ii) above and to the further effect that (1) the representations and warranties of the Partnership and the Company contained herein are true and correct on and as of the

         Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, (2) each of the Partnership and the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (3) there has not been any change in the capital stock or long-term debt of the Partnership and/or the Company or any of its Subsidiaries or any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Partnership and/or the Company and its Subsidiaries taken as a whole from that set forth in or contemplated by the Registration Statement or the Prospectus.

                  (g) On the Commencement Date and at each Time of Delivery, each of the Partnership and the Company shall have furnished to the relevant Agent or Agents such further certificates, information and documents as such Agent or Agents may reasonably request.

                  7. Indemnification and Contribution. (a) The Partnership and the Company, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent, each affiliate of any Agent which assists such Agent in the distribution of the Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Partnership and the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Partnership and/or the Company in writing by such Agent expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Agent (or to the benefit of the person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Partnership and the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such securities to such person.

                  (b) Each Agent agrees to indemnify and hold harmless the Partnership, the Company, its directors, its officers who sign the Registration Statement and each person who controls the Partnership and/or the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the

Partnership and the Company to each Agent, but only with reference to information relating to such Agent furnished to the Partnership or the Company in writing by such Agent expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents, each affiliate of any Agent which assists such Agent in the distribution of the Securities and such control persons of the Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Party, by the Agents that are Indemnified Parties and any such separate firm for the Partnership or the Company, its directors, its officers who sign the Registration Statement and such control persons of the Partnership or the Company or authorized representatives shall be designated in writing by the Partnership or the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. However, if it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for all amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraphs (a) or
(b) this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Company on the one hand and each Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Company on the one hand and each Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Company on the one hand and each Agent on the other in connection with the offering of such Securities shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Securities (before deducting expenses) received by the Partnership and the Company and the total discounts and commissions received by each Agent in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Partnership and the Company on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Partnership, the Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Securities that were sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Agent to contribute pursuant to this subsection (d) is several (in the proportion that the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

                  (e) The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above at law or in equity.

                  8. Termination. (a) This Agreement may be terminated at any time (i) by the Partnership and/or the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination immediately upon the failure of any condition in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred,
(y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the third paragraph of Section 2(a), and Sections 2(c), 4(f), 4(g), 5, 7, 8, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(h) through 4(k) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(g) through 4(k), 5, 6, 7, 9, 10, 12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

                  (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Partnership and/or the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Partnership and/or the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Partnership and the Company agree to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Securities.

                  9. Position of the Agents. Each Agent, in soliciting offers to purchase Securities from the Partnership and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by such Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Partnership and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. Each Agent will make reasonable efforts to assist the Partnership and the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Partnership was solicited by such Agent and has been accepted by the Partnership, but such

Agent shall not have any liability to the Partnership or the Company in the event such purchase is not consummated for any reason. If the Partnership shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Partnership shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Partnership and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

                  10. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representations and warranties of the Partnership, the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Partnership, the Company, or any officer or director or any controlling person of the Partnership or the Company, and shall survive each delivery of and payment for any of the Securities.

                  11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telex. Communications to the Agents will be sent, in the case of J.P. Morgan, to 60 Wall Street, New York, New York 10260 (Fax: (212) 648-5909) Attention:
Medium-Term Note Department, in the case of First Union Capital Markets, a division of Wheat First Securities, Inc., to 301 South College Street, Charlotte, North Carolina 28288 (Fax: (704) 383-9165) Attention: Debt Syndicate Group, in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated, to World Financial Center, North Tower, New York, New York 10281 (Fax: (212) 449-2234) Attention MTN Product Management, and in the case of Morgan Stanley & Co Incorporated, to 1585 Broadway, New York, New York 10036 (Fax: (212) 761-0780) Attention: Manager--Continuously Offered Products, with a copy to Peter Cooper, Investment Banking Information Center (Fax: (212) 761-0780, and if sent to the Company or the Partnership, to them at 212 South Tryon Street, Suite 500, Charlotte, North Carolina 28211 (FAX: (704) 333-8340); Attention: Mr. William F. Paulsen, President and Chief Executive Officer with a copy to Mr. Michael G. Malone, Senior Vice President and General Counsel.

                  12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent, the Partnership and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

                  13. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Partnership, the Company and each Agent; provided that the Partnership and/or the Company may from time to time, on 7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

                  14. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law or executive order to close.

                  15. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                  16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

                  17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                               Very truly yours,


                               SUMMIT PROPERTIES PARTNERSHIP, L.P.
                               By:  Summit Properties Inc., its general partner

                               By:     /s/ Michael Malone
                                  ---------------------------------------------
                               Name:
                               Title:


                               SUMMIT PROPERTIES INC.


                               By:     /s/ Michael Malone
                                  ---------------------------------------------
                               Name:
                               Title:


Accepted in New York, New York,
as of the date first above written:

J.P. Morgan Securities Inc.           Morgan Stanley & Co. Incorporated

By: /s/ Robert Post                   By: /s/ Hal Hendershot
   ------------------------              ---------------------------
Name:                                    Name:
Title:                                   Title:


Merrill Lynch & Co.                      First Union Capital Markets, a division
Merrill Lynch, Pierce, Fenner              of Wheat First Securities, Inc.
       & Smith Incorporated

By:/s/ Richard Doyle                     By: /s/ William Ingram
   ------------------------                 -------------------------
Name:                                    Name:
Title:                                   Title:

Exhibit A




                       SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT


                                         , 19
                                  -------    --



J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

First Union Capital Markets, a division
   of Wheat First Securities, Inc.
301 S. College Street, 10th Floor
One First Union Center
Charlotte, North Carolina  28288

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
World Financial Center - North Tower
New York, New York  10281

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036




Attention:
          ----------------------------

                  Re:      Distribution Agreement dated as of
                           May       , 1998 (the "Distribution Agreement")
                           -----------------------------------------------

The undersigned agrees to purchase your Medium-Term Notes having the following terms:

Specified Currency:
                   --------------------------------------
                                       36

Principal Amount:
                 -------------------------------

Original Issue Date:
                    -------------------------------

Settlement Date,
                 -------------------------------

Time and Place:
               -------------------------------

Maturity Date:
              -------------------------------

Purchase Price:         % of Principal Amount, plus accrued  interest, if any,
               ---------  from Settlement
                  Date

Price to Public:        % of Principal Amount, plus accrued interest, if any,
                --------  from Settlement
                  Date

Redemption Date (Dates):             , commencing

Initial Redemption Price:

Annual Redemption Price decrease:

Repayment Date (Dates):

Repayment Price:

Initial accrual period OID:

Original Yield to Maturity

                                    [For Fixed Rate Notes]

Interest Rate:
              ---------------------------------

Applicability of modified payment
upon acceleration:

If yes, state issue price:

Amortization schedule:

                                    *[(For Floating Rate Notes)

Initial Interest Rate:
                      -------------------------------
Interest Rate Basis (Commercial Paper, LIBOR,


-------------------------
*See Prospectus Supplement dated          for explanation of terms.
                                 --------

Treasury,               ) :

Index Maturity (30, 60, 90 days, 6 months, 1 year,

other):
        -------------------------------

Interest Reset Period (monthly, quarterly,
semiannually, annually):
                        -------------------------------
Interest Payment Period (monthly, quarterly,
semiannually, annually):
                        -------------------------------

Spread:                              points (+/-)
       ------------------------------

Spread Multiplier:                               %
                  -------------------------------

Maximum Interest Rate:                      %
                      ----------------------

Minimum Interest Rate:                      %
                      ----------------------

Initial Interest Reset Date:
                            --------------------

Interest Reset Dates:
                     ---------------------------

Interest Determination Dates:
                             -------------------

Interest Payment Dates:
                       -------------------------

Calculation Agent:

Other terms of Securities:

Provisions relating to underwriter default, if any:

         The provisions of Sections 1, 2(b) and 2(d) and 4 through 7, 10, 11, 12 and 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         This Agreement is subject to termination in our absolute discretion on the terms incorporated by referenced herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 of the Distribution Agreement shall survive for the purpose of this Agreement.

         The certificate referred to in Section 4(k) of the Distribution Agreement, the opinion referred to in Section 4(i) of the Distribution Agreement and the accountants' letter referred to in Section 4(j) of the Distribution Agreement will be required.

                              J.P. Morgan Securities Inc.
                              First Union Capital Markets, a division of Wheat
                                 First Securities, Inc.
                              Merrill Lynch & Co.
                              Merrill Lynch, Pierce, Fenner & Smith
                                              Incorporated
                              Morgan Stanley & Co. Incorporated

                              By:    J.P. Morgan Securities Inc.



                              By:
                                 ---------------------------
                                 (Title)

Accepted:

SUMMIT PROPERTIES PARTNERSHIP, L.P.



By:
   -----------------------------
         (Title)

                                                                       Exhibit B

                            ADMINISTRATIVE PROCEDURES

                  The Medium-Term Notes, due nine months or more from their date of issue (the "Notes") are to be offered on a continuing basis by Summit Properties Partnership L.P. (the "Issuer"). J.P. Morgan Securities Inc., First Union Capital Markets, a division of Wheat First Securities, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, as agents (the "Agents"), have each agreed to use their best efforts to solicit purchases of the Notes. The Issuer reserves the right to sell Notes directly or indirectly on its own behalf to investors (other than broker-dealers). The Agents will not be obligated to, but may from time to time, purchase Notes as principal for their own account. The Notes are being sold pursuant to a Distribution Agreement dated May 29, 1998 (the "Agency Agreement"), among the Issuer, Summit Properties Inc., a Maryland corporation and the sole general partner and the principal limited partner of the Issuer (the "Company") and the Agents, and will be issued pursuant to an indenture dated as of August 7, 1997 and all indentures supplemental thereto, including, Supplemental Indenture No. 3 dated as of May 29, 1998 (collectively, the "Indenture") between the Issuer and First Union National Bank, as Trustee (the "Trustee). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agency Agreement. The Notes have been registered under the Securities Act of 1933 (the "Act").

         Each Note will be represented by either a Global Security (as defined in the Indenture), such Global Security, for purposes hereof either a global note (a "Global Note") or a master note (a "Master Note"), registered in the name of a nominee of The Depository Trust Company, as Depositary ("DTC") (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"). It is currently contemplated that both Notes that bear interest at a fixed rate (a "Fixed Rate Note") and Notes that bear interest at a variable rate (a "Floating Rate Note") and that are denominated and payable in U.S. dollars may be issued as Book-Entry Notes.

         Administrative procedures and specific terms of the offering are explained below. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery. Administrative procedures may be modified from time to time as reflected in the applicable Pricing Supplement (as defined below) or elsewhere.

PART I: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES AND GENERALLY APPLICABLE ADMINISTRATIVE PROCEDURES


Issue/
Authentication
Date: Each Note shall be dated as of the date of its authentication by the Trustee or an agent designated by the Issuer for such purpose (the "Designated Agent"). Each Note will also bear an original issue date (the "Issue Date") which, with respect to any Note (or portion thereof), shall mean the date of its original issuance (i.e., the settlement date) and shall be specified therein. The issue date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                Each Note shall mature on a Business Day, selected
                           by the purchaser and agreed to by the Issuer, which shall be nine months or more from the date of issue.

Price to Public:           Each Note shall be issued at 100% of
                           principal amount unless otherwise specified in a supplement to the Prospectus (a "Pricing
                           Supplement").

Denominations:             The denominations of the Notes shall be $1,000 and
                           integral multiples of $1,000 in excess thereof. (Any
                           Notes denominated other than in U.S. dollars will be issuable in denominations as set forth in such Notes.)

Registration:              Notes shall be issued only in fully registered form.

Minimum Purchase:          The minimum aggregate amount of Notes denominated and
                           payable in U.S. dollars which may be offered to any purchaser will be $1,000.

Interest:                  General. Each Note shall bear interest in accordance
                           with its terms, as described in the Prospectus
                           Supplement (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement.

Calculation of
Interest:                  Interest on Fixed Rate Notes and interest rates on
                           Floating Rate Notes will be determined as set forth in the form of Notes. With respect to Floating Rate
                           Notes, the Calculation Agent shall determine the interest rate for each Interest Reset Date and communicate such interest rate to the Issuer, and the Issuer will promptly notify the Trustee, or the Designated Agent, and the Paying Agent of each such determination.

Payments of
Interest and
Principal:                 All interest payments (excluding interest payments
                           made at maturity) will be made by check mailed to the person entitled thereto; provided, however, that if a holder of one or more Notes of like tenor and terms with an aggregate principal amount equal to or greater than U.S. $10,000,000 (or the equivalent thereof in foreign currencies or currency units) shall designate in writing to the Paying Agent at its corporate trust office in The
                           City of New York on or prior to the Regular Record
                           Date relating to the Interest Payment Date an appropriate account with a bank, the Paying Agent will, subject to applicable laws and regulations and until it receives notice to the contrary, make such payment and all succeeding payments to such person by wire transfer to the designated account. If a payment cannot be made by wire transfer because the information received by the Paying Agent is incomplete, a notice will be mailed to the holder at its registered address requesting such information.
                           Upon presentation of the relevant Note, the Trustee, or the Designated Agent, (or any duly appointed
                           Paying Agent) will pay in immediately available funds the principal amount of such Note at maturity and accrued interest, if any, due at maturity; provided that the Note is presented to the Trustee, or the Designated Agent, (or any such Paying Agent) to make payments in accordance with its normal procedures.
                           The Issuer will provide the Trustee, or the Designated Agent, (and any such Paying Agent) with funds available for such purpose. Notes presented to the Trustee, or the Designated Agent, at maturity for payment will be canceled and destroyed by the Trustee, or the Designated Agent, and a certificate of destruction will be delivered to the Issuer. On the fifth Business Day (as defined below) immediately preceding each interest payment date, the Trustee, or the Designated Agent, will furnish to the Issuer a statement showing the total amount of the interest payments to be made on such interest payment date.
                           The Trustee, or the Designated Agent, will provide monthly to the Issuer a list of the principal and interest to be paid on Notes maturing in the next succeeding six months. The Trustee, or the Designated
                           Agent, will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance
of Offers:                 The Agents will promptly advise the Issuer of each
                           reasonable offer to purchase Notes
                           received by it, other than those rejected by the Agents. The Agents may, in their discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part.
                           The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the Agents.

Settlement:                All offers accepted by the Issuer will be settled on
                           the third Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser, the Agents and the Issuer. The settlement date shall be specified upon receipt of an offer. Prior to 3:00 p.m., New York City time, on the business day prior to the settlement date, the Issuer will instruct the Trustee, or the Designated Agent, to authenticate and deliver the Notes pursuant to the terms communicated by the Presenting Agent pursuant to the next succeeding section no later than 2:15 p.m., New York City time, on that day.

Details for
Settlement:                For each offer accepted by the Issuer, the Agent who
                           presented the offer (the "Presenting Agent") shall communicate to the Issuer, Attention: Michael L.
                           Schwarz or Michael G. Malone (Fax No.:704-333-8340) who will provide a copy to the Trustee, Attention:
                           Corporate Trust Department (Fax No.: (704) 383-7316) and the Designated Agent, if any, by facsimile transmission or other acceptable means the following information (the "Purchase Information"):

                           1. Exact name in which the Note or Notes are to be registered ("registered owner").

                           2.       Exact address of registered owner.

                           3. Taxpayer identification number of registered owner.

                           4.       Principal amount of each Note to be
                                    delivered to the registered owner

                           5. Specified Currency and, if other than U.S. dollar, denominations.

                           6. In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                           7.       Interest Payment Period and Interest Payment
                                    Dates.

                           8.       Maturity Date of Notes.

                           9.       Issue Price of Notes.

                           10.      Settlement date for Notes.

                           11. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                           12.      Redemption provisions, if any.

                           13.      Repayment provisions, if any.

                           14.      Original issue discount provisions, if any.

                           15. In the case of Currency Indexed Notes, the above-listed information, as applicable and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

                           16. In the case of Dual Currency Notes, the above listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Option Election Dates.

                                    The issue date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Issuer shall verify that the Trustee, or the Designated Agent, will have adequate time to prepare and authenticate the Notes. Prior to preparing the Notes for delivery, the Trustee, or the Designated Agent, will confirm the Purchase Information by telephone with the Presenting Agent and the Issuer.

Confirmation:              For each accepted offer, the Presenting Agent will
                           issue a confirmation, in writing, telephonically or through any other commonly used method of communication to the purchaser and a confirmation to the Issuer, Attention: Michael L. Schwarz or Michael
                           G. Malone (Fax No.:704-333-8340).

Note Deliveries
and Cash Payment:          Upon the receipt of appropriate documentation and
                           instructions from the Issuer and verification thereof, the Trustee, or the Designated Agent, will cause the Notes to be prepared and authenticated and hold the Notes for delivery against payment.

                           The Trustee, or the Designated Agent, will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against payment in immediately available funds in an amount equal to the face amount of the Notes less the Presenting Agent's commission plus any premium or less any discount provided, however, that the Trustee, or the Designated Agent, may deliver Notes to the Presenting Agent against receipt therefor and, later the same day, receipt of such funds in such amount. Upon receipt of such payment, the Trustee, or the Designated Agent, shall pay promptly an amount equal thereto to the Issuer in immediately available funds by wire transfer to the account of the Issuer maintained at First Union National Bank, Account Number 2000000560030.

                           The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" below.

Fails: In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee or the Designated Agent and the Issuer, by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee, or the Designated Agent. If funds have been advanced for the purchase of such Note, the Trustee, or the Designated Agent, will, immediately upon receipt of such Note contact the Issuer (to the attention of Michael L. Schwarz or Michael G. Malone (Fax No. (704) 333-8340) advising the Issuer of such failure. At such time, the Issuer will refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the business day following the settlement date. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                           Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee, or the Designated Agent, will cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

Procedure for
Rate Changes:              The Issuer and the Agents will discuss from time to
                           time the price of, and the rates to be borne by, the Notes that may be sold as a result of the solicitation of offers by the Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. The Issuer shall use its reasonable best efforts to send such Pricing
                           Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Presenting Agent and the Trustee at the following applicable address: if to J.P. Morgan Securities
                           Inc., to Transaction Execution Group, 60 Wall Street,
                           New York, N.Y. 10260, Telecopy Number (212) 648-5151, if to First Union Capital Markets, to Debt Syndicate
                           Group, 301 South College Street, Charlotte, N.C.
                           28288, Telecopy Number (704) 383-9165, if to Merrill
                           Lynch & Co, to: Tritech Services, 44B Colonial Drive,
                           Piscataway, New Jersey 08854, Attention: Prospectus
                           Operations/Nachman Kimerling, Telecopy Number (732)
                           885-2774/5/6 for record keeping purposes, one copy of such Pricing Supplement shall also be mailed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
                           Smith Incorporated, World Financial Center, North
                           Tower, 10th floor, New York, N.Y. 10281-1310,
                           Attention: MTN Product Management, Telecopy Number
                           (212) 449-2234, and if to Morgan Stanley & Co.
                           Incorporated, to Medium Term Note Trading Desk--
                           Carlos Cabrera, 1585 Broadway, 2nd Floor, New York,
                           N.Y. 10036, Telecopy Number (212)761-0780, and if to the Trustee, to: First Union National Bank, Corporate
                           Trust Department-Bond Administration, 230 South Tryon
                           Street, 9th Floor, Charlotte, N.C. 28288-1179, and the Designated Agent, if any. In each instance that a Pricing Supplement is prepared, the Presenting Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. No settlements with respect to Notes upon such terms may occur prior to such transmitting and such Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                           Outdated Pricing Supplements and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:                As provided in the Agency Agreement, the Issuer
                           and/or the Company may suspend solicitation of purchases at any time and, upon receipt of notice from the Issuer or the Company, the Agents will, as promptly as practicable, but in no event later than one business day following such notice, suspend solicitation until such time as the Issuer or the Company has advised them that solicitation of purchases may be resumed. If the Agents receive the notice from the Issuer or the Company contemplated by
                           Section 4(d) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer or the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's or the Company's obligations under the Agency Agreement; and in the event that at the time the Issuer or the Company suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the Agents will make reasonable efforts to assist the Issuer to fulfill such obligations, but the Agents will not be obligated to fulfill such obligations.
                           The Issuer will in addition promptly advise the Agents and the Trustee, or the Designated Agent, if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of
Prospectus:                A copy of the Prospectus, as most recently amended or
                           supplemented on the date of delivery thereof (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of
                           (i) the written confirmation provided for above, and
                           (ii) any Note purchased by such purchaser at the following address: if to J.P. Morgan Securities Inc., to Transaction Execution Group, 60 Wall Street, New
                           York, N.Y. 10260, Telecopy Number (212) 648-5151, if
                           to First Union Capital Markets, to Debt Syndicate
                           Group, 301 South College Street, Charlotte, N.C.
                           28288, Telecopy Number (704) 383-9165, if to Merrill
                           Lynch, Pierce, Fenner & Smith Incorporated, to MTN
                           Product Management, World Financial Center, New York,
                           N.Y. 10281, Telecopy Number (212) 449-2234, and if to
                           Morgan Stanley & Co. Incorporated, to Medium Term
                           Note Trading Desk-- Carlos Cabrera, 1585 Broadway,
                           2nd floor, New York, N.Y. 10036, Telecopy Number
                           (212) 761-0780. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of
Signatures:                The Issuer will cause the Trustee, or the Designated
                           Agent, to furnish the Agent from time to time with the specimen signatures of each of the officers, employees or agents of the Trustee, or the Designated
                           Agent, who have been authorized by the Trustee, or the Designated Agent, respectively, to authenticate
                           Notes, but the Agent will have no obligation or liability to the Issuer or the Trustee, or the Designated Agent, in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee, or the Designated Agent, on any Note.

Advertising Cost:          The Issuer and the Company will determine with the
                           Agent the amount of advertising that may be appropriate in offering the Notes.

Business Day:              "Business Day" means any day (other than a Saturday
                           or Sunday) on which banking institutions in The City of New York are open for business (and, (i) with respect to LIBOR Notes which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market, and (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, on which banking institutions in the principal financial center of the country of the Specified Currency are open for business).

PART :II          ADMINISTRATIVE PROCEDURES FOR GLOBAL NOTE
                  METHOD OF BOOK-ENTRY NOTES

         The following explains the administrative procedures for the Global Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this Part II refers to the Global Note method (for a discussion of the Master Note method of the DTC book-entry system, see Part III below). Certain generally applicable administrative procedures are set forth in Part I above (See "Issue/Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form. Single and Multi-Indexed Notes may also be issued in book-entry form.

Issuance:                  On any date of settlement (as defined under
                           "Settlement" below) for one or more Book-Entry Notes, the Issuer will issue a single global security in fully registered form without coupons (a "Global
                           Note") representing up to $95,000,000 principal amount of all such Notes that have the same Stated
                           Maturity, redemption provisions, if any, repayment provisions, if any, Interest Payment Dates, Original
                           Issue Date, original issue discount provisions, if any, and, in the case of Fixed Rate Notes, interest rate, or in the case of Floating Rate Notes, interest rate formula, initial interest rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate
                           (if any) and maximum interest rate (if any) and, in the case of Fixed Rate Notes or Floating Rate Notes that are also Currency Indexed Notes, Specified
                           Currency, Indexed Currency, Face Amount and Base
                           Exchange Rate and the Base Interest Rate, if any, or that are also other Indexed Notes, the same terms
                           (all of the foregoing are collectively referred to as the "Terms"). Each Global Note will be dated and issued as of the date of its settlement date, which will be (i) with respect to an original Global Note
                           (or any portion thereof), its original issue date, and (ii) following a consolidation of Global Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued Global
                           Note. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original Issue Date. No
                           Global Note will represent any Certificated Note.

Identification
Numbers: The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Ratings Services (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers consisting of approximately 900 CUSIP numbers relating to Book-Entry Notes. The Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to Global Notes as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Global Notes representing Book Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:              Each Global Note will be issued only in fully
                           registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished
                           by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                 The Trustee may deliver to DTC and the CUSIP Service
                           Bureau at any time a written notice of consolidation
                           (a copy of which shall be attached to the Global Note resulting from such consolidation) specifying (i) the CUSIP numbers set forth on two or more outstanding
                           Global Notes that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest
                           Payment Date for such Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                           Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                           Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $95,000,000 in aggregate principal amount, one Global Note will be authenticated and issued to represent each $95,000,000 of principal amount of the exchanged
                           Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see
                           "Denominations" below).

Maturities:                Each Book-Entry Note will mature on a Business Day
                           nine months or more from the settlement date for such Note.

Notice of Repayment Terms: With respect to each Book-Entry Note that is repayable at the option of the Holder the Trustee will furnish DTC on the settlement date pertaining to such Book-Entry Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such exercise period, the frequency that such exercise periods occur (i.e., quarterly, semiannually, annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

Redemption and
Repayment:                 The Trustee will comply with the terms of the Letter
                           with regard to redemptions and repayments of the Notes. If a Global Note is to be redeemed or repaid in part, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the portion of the Global Note being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the surrendered Global Note.

Denominations:             Book Entry Notes will be issued in principal amounts
                           of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $95,000,000. If one or more Book Entry Notes having an aggregate principal amount in excess of $95,000,000 would, but not for the preceding sentence, be represented by a single Global Note, then one

                           Global Note will be issued to represent each $95,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                  General. Interest on each Book-Entry Note will begin
                           to accrue from the Original Issue Date of the Global
                           Note representing such Note or from the most recent date to which interest has been paid, as the case may be, in accordance with the terms of the Note, as described in the Prospectus Supplement (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Standard & Poor's
                           Ratings Services will use the information received in the pending deposit message described under the Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate weekly bond report published by Standard
                           & Poor's Ratings Services.

Notice of Interest
Payment and Regular
Record Dates:              On the first Business Day of [January, April, July
                           and October] of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular
                           Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business
                           Day. Promptly after each Interest Determination Date or Calculation Date, as applicable (as defined in or pursuant to the applicable Note) for Floating Rate
                           Notes, the Issuer, upon receiving notice thereof, will notify Standard & Poor's Ratings Services of the interest rate determined on such Interest
                           Determination Date or Calculation Date, as applicable.

Calculation of
Interest:                  Interest on Fixed Rate Book-Entry Notes (including
                           interest for partial periods) and interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. With respect to Floating Rate Book-Entry Notes, the Calculation Agent shall determine the interest for each Interest Reset
                           Date and communicate such interest rate to the Issuer and the Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

Payments of
Principal and
Interest:                  Promptly after each Regular Record Date, the Trustee
                           will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest
                           Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the

                           Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Ratings Services. The Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

Payments at
Maturity:                  On or about the first Business Day of each month, the
                           Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the maturity of such Global Note. The Issuer will pay to the Trustee, as paying agent, the principal amount of such Global
                           Note, together with interest due at such maturity.
                           The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at the maturity of such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the terms of the Indenture and deliver a certificate of destruction to the Issuer.

Manner of Payment:         The total amount of any principal and interest due on
                           Global Notes on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30
                           A.M. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using
                           Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC.
                           Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC.
                           Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes:         The amount of any taxes required under applicable law
                           to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other
                           Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance
of Offers:                 Each Agent will promptly advise the Issuer of each
                           reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify such Agent.

Settlement:                The receipt by the Issuer of immediately available
                           funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note or Global Notes representing such Note shall constitute
                           "settlement" with respect to such Note. All orders accepted by the Issuer will be settled on the third
                           Business Day from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next
                           Business Day.

Settlement
Procedures:                Settlement Procedures with regard to each
                           Book-Entry Note sold by the For Issuer through an Agent as agent, shall be as follows:

                           A. For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer, Attention: Michael L. Schwarz or Michael G. Malone (Fax No.:704-333-8340) who will provide a copy to the Trustee,
                                    Attention: Corporate Trust Department-Bond
                                    Administration (Fax No.: 704-383-7316) and the Designated Agent, if any, by facsimile transmission or other acceptable means, the information set forth below:

                                    1.       Principal amount.

                                    2.       Maturity Date of Notes.

                                    3.       In the case of a Fixed Rate
                                             Book-Entry Note, the interest rate
                                             or, in the case of a Floating Rate
                                             Book-Entry Note, the Interest Rate
                                             Formula, the Initial Interest Rate
                                             (if known at such time), Index
                                             Maturity, Interest Reset Period,
                                             Interest Reset Dates, Spread or
                                             Spread Multiplier (if any),

                                             Minimum Interest Rate (if any) and
                                             Maximum Interest Rate (if any).

                                    4.       Interest Payment Period and
                                             Interest Payment Dates.

                                    5.       Redemption provisions, if any.

                                    6.       Repayment provisions, if any.

                                    7.       Settlement date (Original Issue
                                             Date).

                                    8.       Price to public of the Note
                                             (expressed as a percentage).

                                    9.       Agent's commission (to be paid in
                                             the form of a discount from the
                                             proceeds remitted to the Issuer
                                             upon settlement).

                                    10.      Original issue discount provisions
                                             if any.

                                    11.      In the case of Currency Indexed
                                             Notes, the above-listed
                                             information, as applicable, and the
                                             Base Exchange Rate(s), Base
                                             Interest Rate and Indexed
                                             Currencies.

                                    12.      In the case of Dual Currency Notes,
                                             the above-listed information, as
                                             applicable, and the Optional
                                             Payment Currency, Designated
                                             Exchange Rate and Optional Election
                                             Dates.

                                    13.      Net proceeds to the Issuer.

                           B. The Trustee will confirm the information set forth in Settlement Procedure "A" above by telephone with such Agent and the Issuer.

                           C. The Trustee will assign a CUSIP number to the Global Note representing such Note and will telephone the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Ratings Services) and the Presenting Agent:

                                    1.       The applicable information set
                                             forth in Settlement Procedure "A".

                                    2.       Identification as a Fixed Rate
                                             Book-Entry Note or a Floating Rate
                                             Book-Entry Note.

                                    3.       Initial Interest Payment Date for
                                             such Note, number of days by which
                                             such date succeeds the related DTC
                                             Record Date

                                             (which, in the case of Floating
                                             Rate Notes which reset daily or
                                             weekly shall be the date five
                                             calendar days immediately preceding
                                             the applicable Interest Payment
                                             Date and in the case of all other
                                             Notes shall be the Regular Record
                                             Date as defined in the Note), the
                                             amount of interest payable on such
                                             Interest Payment Date per $1,000
                                             principal amount of Notes at
                                             Maturity, and amount of interest
                                             payable per $1,000 principal amount
                                             of Notes in the case of Fixed Rate
                                             Notes.

                                    4.       CUSIP number of the Global Note
                                             representing such Note.

                                    5.       Whether such Global Note will
                                             represent any other Book-Entry Note
                                             (to the extent known at such time).

                           D. To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the Agents. The Issuer will also deliver to the Trustee a Global Note representing such Note.

                           E. The Trustee will complete and authenticate the Global Note representing such Note.

                           F. DTC will credit such Note to the Trustee's participant account at DTC.

                           G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

                           H. An Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
                                    (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           J. The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "G", will wire transfer to the account of the Issuer maintained at First Union National Bank, Account Number 2000000560030, in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "G".

                           K. An Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedure
Timetable:                 For orders of Book-Entry Notes solicited by the
                           Agent, as agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                              Settlement
                              Procedure                                          Time
                              ---------------------------------------------------------

                                    A             11:00 a.m. on the sale date
                                    B             12:00 noon on the sale date
                                    C             2:00 p.m. on the sale date
                                    D             3:00 p.m. on the day before
                                                  settlement
                                    E             9:00 a.m. on settlement date
                                    F             10:00 a.m. on settlement date
                                    G-H           2:00 p.m. on settlement date
                                    I             4:45 p.m. on settlement date
                                    J-K           5:00 p.m. on settlement date


                           If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                           If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

                           Failure to Settle: If an Agent or Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                           If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal system reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:              The Issuer and each Agent will discuss from time to
                           time the price of, and the rates to be borne, by the Notes that may be sold as a result of the solicitation of offers by any Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. The Issuer shall use its reasonable best efforts to send such Pricing
                           Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New
                           York City time, on the Business Day following the applicable trade date) to the Presenting Agent and the Trustee at the following applicable address: if to J.P. Morgan Securities Inc., to Transaction
                           Execution Group, 60 Wall Street, New York, N.Y.
                           10260, Telecopy Number (212) 648-5151, if to First
                           Union Capital Markets, to Debt Syndicate Group, 301
                           South College Street, Charlotte, N.C. 28288, Telecopy
                           Number (704) 383-9165, if to Merrill Lynch & Co, to:
                           Tritech Services, 44B Colonial Drive, Piscataway, New
                           Jersey 08854, Attention: Prospectus
                           Operations/Nachman Kimerling, Telecopy Number (732)
                           885-2774/5/6 for record keeping purposes, one copy of such Pricing Supplement shall also be mailed to Merrill Lynch & Co., Merrill Lynch,
                           Pierce, Fenner & Smith Incorporated, World Financial
                           Center, North Tower, 10th floor, New York, N.Y.
                           10281-1310, Attention: MTN Product Management,
                           Telecopy Number (212) 449-2234, and if to Morgan
                           Stanley & Co. Incorporated, to Medium Term Note
                           Trading Desk - Carlos Cabrera, 1585 Broadway, 2nd floor, New York, N.Y. 10036, Telecopy Number
                           (212)761-0780, and if to the Trustee, to: Corporate
                           Trust Department-Bond Administration, 230 South Tryon
                           Street, 9th Floor, Charlotte, N.C. 28288-1179,
                           Telecopy Number (704) 383-7316. In each instance that a Pricing Supplement is prepared, the Presenting
                           Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 of the Securities
                           Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus. No settlements with respect to Notes upon such terms may occur prior to such transmitting and such Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.
                           Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:                As provided in the Agency Agreement, the Issuer may
                           suspend solicitation of purchase at any time, and, upon receipt of notice from the Issuer or the Company, the Agents will as promptly as practicable, but in no event later than one Business Day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                           If the Agents receive the notice from the Issuer or the Company contemplated by Section 4(d) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer or the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer or the Company suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the Agents will make reasonable efforts to assist the Issuer to fulfill such obligations, but the Agents will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of
Prospectus:                A copy of the Prospectus, as most recently amended or
                           supplemented on the date of delivery thereof (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of
                           (i) the written confirmation provided for above, and
                           (ii) any Note purchased by such purchaser at the following address: if to J.P. Morgan Securities Inc., to Transaction Execution Group, 60 Wall Street, New
                           York, N.Y. 10260, Telecopy Number (212) 648-5151, if
                           to First Union Capital Markets, to Debt Syndicate
                           Group, 301 South College Street, Charlotte, N.C.
                           28288, Telecopy Number (704) 383-9165, if to Merrill
                           Lynch, Pierce, Fenner & Smith Incorporated, to MTN
                           Product Management, World Financial Center, New York,
                           N.Y. 10281, Telecopy Number (212) 449-2234, and if to
                           Morgan Stanley & Co. Incorporated, to Medium Term
                           Note Trading Desk--Carlos Cabrera, 1585 Broadway, 2nd floor, New York, N.Y. 10036, Telecopy Number (212)
                           761-0780. The Issuer shall ensure that the Presenting
                           Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

PART III:         ADMINISTRATIVE PROCEDURES FOR MASTER NOTE
                  METHOD OF BOOK-ENTRY NOTES

         The following explains the administrative procedures for the Master Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this Part III refers to the Master Note method (for a discussion of the Global Note method of the book-entry system, see Part II above). (Certain generally applicable administrative procedures are set forth in Part I above. See "Issue/Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form. Single and Multi-Indexed Notes may also be issued in book-entry form.

Issuance:                  On or before any date of settlement (as defined under
                           "Settlement" below) for one or more Book-Entry Notes represented by one or more Master Notes, the Issuer will deliver one or more Pricing Supplements (with a Prospectus and a Prospectus Supplement attached thereto unless previously delivered to the Trustee) to the Trustee identifying each issue of Book-Entry
                           Notes that have the same Stated Maturity, redemption provisions, if any, Interest Payment Dates, Original
                           Issue Date, original issue discount provisions, if any, and, in the case of Fixed Rate Notes, interest rate, or, in case of Floating Rate Notes, interest rate formula, initial interest rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate
                           (if any) and maximum interest rate (if any) and, in the case of Fixed Rate Notes or Floating Rate Notes that are also Currency Indexed Notes, Specified
                           Currency, Indexed Currency, Face Amount and Base
                           Exchange Rate and the Base Interest Rate, if any, or that are also Other Indexed Notes, the same terms
                           (all of the foregoing are collectively referred to as the "Terms"). Each Pricing Supplement shall be accompanied by a letter from the Issuer (i) advising the Trustee that as of the date of such letter, the Issuer has issued Notes pursuant to the Indenture having the Terms specified in such Pricing
                           Supplement, (ii) confirming that such Notes are debt obligations of the Issuer referred to and evidenced by the Master Note registered in the name of Cede &
                           Co., as nominee for DTC and (iii) requesting the Trustee to make an appropriate entry identifying such debt obligations on the records of the Issuer maintained by the Trustee. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original
                           Issue Date. No Master Note will represent any
                           Certificated Note.

Identification
Numbers: The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Ratings Services (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, consisting of approximately 900 CUSIP numbers relating to Book-Entry Notes. The Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to each issue of Book-Entry Notes identified by a Pricing Supplement as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to each issue of Book-Entry Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to issue of Book-Entry Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to issues of Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:              The Master Note representing the Book-Entry Notes
                           will be issued only in fully registered form without coupons. The Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture.
                           The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished
                           by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                 The Trustee may deliver to DTC and the CUSIP Service
                           Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers set forth on two or more Pricing Supplements that identify issues of Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such issues of Book-Entry Notes, and (iii) a new CUSIP number to be assigned to such issues of Book-Entry Notes having the same terms. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                           Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new
                           CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the relevant issues of Book-Entry Notes will no longer be valid. On the specified exchange date, the CUSIP numbers of the relevant issues of Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Maturities:                Each Issue of Book-Entry Notes will mature on a
                           Business Day nine months or more from the settlement date for such issue of Book-Entry Notes.

Notice of
Repayment:                 With respect to each Book-Entry Note that is
                           repayable at the option of the Holder the Trustee will furnish DTC on the settlement date pertaining to such Book-Entry Note a notice setting forth the terms of such repayment option. Such terms shall include the start date and end dates of the first exercise period, the purchase date following such exercise period, the frequency that such exercise periods occur (i.e., quarterly, semiannually, annually, etc.) and if the repayment option expires before maturity, the same information (except frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least seven calendar days after the last day of the exercise period.

Redemption and
Repayment:                 The Trustee will comply with the terms of the Letter
                           with regard to redemptions and repayments of the Notes. If an issue of Book-Entry Notes is to be redeemed or repaid in part, the Trustee will make appropriate entries in its records to reflect the remaining portion of such issue of Book Entry Notes, which portion shall bear the same CUSIP number as prior to the redemption or repayment, as the case may be.

Denominations:             Book-Entry Notes will be issued in principal amounts
                           of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:                  General. Interest on each Book-Entry Note will begin
                           to accrue from the Original Issue Date of an issue of Book-Entry Notes or from the most recent date to which interest has been paid, as the case may be, and will be calculated and paid in the manner described in the Prospectus Supplement (as defined in the Agency Agreement), as supplemented by the applicable
                           Pricing Supplement. Standard & Poor's Ratings
                           Services will use the information received in the pending deposit message described under the

                           Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related issue of Book-Entry Notes in the appropriate weekly bond report published by Standard & Poor's Ratings Services.

Notice of Interest
Payment and Regular
Record Dates:              On the first Business Day of January, April, July and
                           October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date or Calculation
                           Date, as applicable (as set forth in the Prospectus
                           Supplement, as supplemented by the applicable Pricing
                           Supplement and pursuant to the applicable Note) for Floating Rate Notes, the Issuer, upon receiving notice thereof, will notify Standard & Poor's Ratings
                           Services of the interest rate determined on such Interest Determination Date or Calculation Date, as applicable.

Calculation of
Interest:                  Interest on Fixed Rate Book-Entry Notes (including
                           interest for partial periods) and interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the Prospectus Supplement, as supplemented by the applicable Pricing Supplement, and pursuant to the applicable form of Notes. With respect to Floating Rate Book-Entry Notes, the
                           Calculation Agent shall determine the interest for each Interest Reset Date and communicate such interest rate to the Issuer and the Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

Payments of Principal
and Payment of Interest
Only Interest:             Promptly after each Regular Record Date, the Trustee
                           will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each issue of Book-entry Notes on the following Interest Payment Date (other than an
                           Interest Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each issue of Book-Entry Notes on such Interest Payment Date. DTC will confirm the amount payable on each issue of Book-Entry Notes on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Ratings Services. The
                           Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment
                           Date (other than the maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                           Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each issue of Book-Entry Notes represented by a single CUSIP number maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such issue of Book-Entry Notes on or about the fifth Business Day preceding the maturity of such issue of Book-Entry Notes. The Issuer will pay to the Trustee, as paying agent, the principal amount of each issue of Book-Entry Notes identified by a single CUSIP number, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at the maturity of each issue of Book-Entry Notes, the Trustee will reduce the principal amount of the Master Note representing the issue of Book-Entry Notes and so advise the Issuer.

                           Manner of Payment. The total amount of any principal and interest due on each issue of Book-Entry Notes identified by a single CUSIP number on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on each issue of Book-Entry Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry represented by the Master Note are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Acceptance
of Offers:                 Each Agent will promptly advise the Issuer of each
                           reasonable offer to purchase Notes received by it, other than those rejected by the Agent. Such Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify such Agent.

Settlement:                The receipt by the Issuer of immediately available
                           funds in payment for a Book-Entry Note and receipt by the Trustee of a property completed by the Trustee of a properly completed Pricing Supplement shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Issuer will be settled on the third Business Day from the date of the sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement
Procedures:                Settlement Procedures with regard to each Book-Entry
                           Note sold by the Issuer through an Agent as agent, shall be as follows:

                           A. For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer, Attention: Michael L. Schwarz or Michael G. Malone (Fax No.: 704-333-8340) who will provide a copy to the Trustee,
                                    Attention: Corporate Trust Department (Fax
                                    No.: (704) 383-7316), and the Designated
                                    Agent, if any, by facsimile transmission or other acceptable means, the information set forth below:

                           1.       Principal amount.

                           2.       Maturity Date of Notes.

                           3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                           4.       Interest Payment Period and Interest Payment
                                    Dates.

                           5.       Redemption provisions, if any.

                           6.       Repayment provisions, if any.

                           7.       Settlement date (Original Issue Date).

                           8. Price to public of the Note (expressed as a percentage).

                           9. Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                           10.      Original issue discount provisions if any.

                           11. In the case of Currency Indexed Notes, the above-listed information, as applicable, and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

                           12. In the case of Dual Currency Notes, the above-listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Optional Election Dates.

                           13.      Net proceeds to the Issuer.

                  B. The Trustee will confirm the information set forth in Settlement Procedure "A" above by telephone with such Agent and the Issuer.

                  C. The Trustee will assign a CUSIP number to the issue of Book-Entry Notes and will telephone the Issuer and notify the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Ratings Services) and the Presenting Agent:

                           1. The applicable information set forth in Settlement Procedure "A".

                           2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                           3. Initial Interest Payment Date for each issue of Book-Entry Notes of days by which such date succeeds the related DTC Record Date (which, in the case of Floating Rate Notes which reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Notes shall be the Regular Record Date as defined in the Prospectus Supplement), the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes at Maturity, and amount of interest payable per

                                    $1,000 principal amount of Notes in the case of Fixed Rate Notes.

                           4.       CUSIP number of the such issue of Book-Entry
                                    Notes.

                           5. Whether such CUSIP number will identify any other issue of Book-Entry Notes (to the extent known at such time).

                  D. To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the Agents and a letter advising of the relevant Issuance.

                  E. DTC will credit such Book-Entry Notes to the Trustee's participant account at DTC.

                  F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                           (i) debit such Book-Entry Notes to the Trustee's participant account and credit such Book-Entry Notes to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Notes less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) such Book-Entry Notes have been executed, delivered and authenticated and (ii) the Trustee is holding the Master Note representing such Book-Entry Notes pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

                  G. An Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                  H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                  I. The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "F", will wire transfer to the account of the Issuer maintained at First Union National Bank, Account Number 2000000560030, in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                  J. An Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:                 For orders of Book-Entry Notes solicited by an Agent,
                           as agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


                           Settlement
                           Procedure                          Time
                           ---------------------------------------
                                A           11:00 a.m. on the sale date
                                B           12:00 noon on the sale date
                                C           2:00 p.m. on the sale date
                                D           3:00 p.m. on the day before
                                            settlement
                                E           9:00 a.m. on sett1ement date
                                F-G         2:00 p.m. on settlement date
                                H           4:45 p.m. on settlement date
                                I-J         5:00 p.m. on settlement date

                           If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                           If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:         If an Agent or Trustee fails to enter an SDFS deliver
                           order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing
                           DTC to debit such note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of Book-Entry Notes represented by the Master Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes identified by a single CUSIP number, the Trustee will advise the Issuer and will make appropriate entries in its records. The CUSIP number assigned to such issue of Book-Entry Notes shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the issue of Book-Entry Notes identified by a single CUSIP number, the Trustee will advise the Issuer and will make appropriate entries in its records.

                           If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal system reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure by the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

Periodic Statements
from the Trustee:          Periodically, the Trustee will send to the Issuer a
                           statement setting forth the principal amount of Book-Entry Notes outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Issuer has advised the Trustee but which have not yet been settled.

Procedure for Rate
Changes: The Issuer and each Agent will discuss from time to time the price of, and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by any Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting and such Agent will not, prior to such transmitting, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting, sales and mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                           Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:                As provided in the Agency Agreement, the Issuer may
                           suspend solicitation of purchase at any time, and, upon receipt of notice from the Issuer or the Company, the Agents will as promptly as practicable, but in no event later than one Business Day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                           If the Agents receive the notice from the Issuer or the Company contemplated by Section 4(d) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer or the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the

                           Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the Agents will make reasonable efforts to assist the Issuer to fulfill such obligations, but the Agents will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Delivery of
Prospectus:                A copy of the Prospectus, as most recently amended or
                           supplemented on the date of delivery thereof (except as provided below), must be delivered to a purchaser prior to or together with the earlier of delivery of
                           (i) the written confirmation provided for above, and
                           (ii) any Note purchased by such purchaser at the following address: if to J.P. Morgan Securities Inc., to Transaction Execution Group, 60 Wall Street, New
                           York, N.Y. 10260, Telecopy Number (212) 648-5151, if
                           to First Union Capital Markets, to Debt Syndicate
                           Group, 301 South College Street, Charlotte, N.C.
                           28288, Telecopy Number (704) 383-9165, if to Merrill
                           Lynch, Pierce, Fenner & Smith Incorporated, to MTN
                           Product Management, World Financial Center, New York,
                           N.Y. 10281, Telecopy Number (212) 449-2234, and if to
                           Morgan Stanley & Co. Incorporated, to Medium Term
                           Note Trading Desk--Carlos Cabrera, 1585 Broadway, 2nd floor, New York, N.Y. 10036, Telecopy Number (212)
                           761-0780. The Issuer shall ensure that the Presenting
                           Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

SCHEDULE I


                             Foreign Qualifications


     ------------------------------------ --------------------------------- ------------------------------------------
     COMPANY                              STATE OF ORGANIZATION             STATES OF FOREIGN QUALIFICATION
     ------------------------------------ --------------------------------- ------------------------------------------
     Summit Properties Inc.               -  Maryland                       -   Alabama
                                                                            -   Florida
                                                                            -   Georgia
                                                                            -   Indiana
                                                                            -   North Carolina
                                                                            -   Ohio
                                                                            -   Pennsylvania
                                                                            -   South Carolina
                                                                            -   Tennessee
                                                                            -   Virginia
     ------------------------------------ --------------------------------- ------------------------------------------
     Summit Properties Partnership, L.P.  -  Delaware                       -   Alabama
                                                                            -   Florida
                                                                            -   Georgia
                                                                            -   Indiana
                                                                            -   Maryland
                                                                            -   North Carolina
                                                                            -   Ohio
                                                                            -   Pennsylvania
                                                                            -   South Carolina
                                                                            -   Tennessee
                                                                            -   Virginia
     ------------------------------------ --------------------------------- ------------------------------------------
     Summit Management Company            -  Maryland                       -   Alabama
                                                                            -   Delaware
                                                                            -   Florida
                                                                            -   Georgia
                                                                            -   Indiana
                                                                            -   North Carolina
                                                                            -   Ohio
                                                                            -   Pennsylvania
                                                                            -   South Carolina
                                                                            -   Tennessee
                                                                            -   Virginia
     ------------------------------------ --------------------------------- ------------------------------------------
     Summit Apartment Builders, Inc.      -  Florida                        -   North Carolina
     ------------------------------------ --------------------------------- ------------------------------------------

SCHEDULE II



                  SUMMIT PROPERTIES INC./SUMMIT PARTNERSHIP L.P.

                           LIST OF MATERIAL AGREEMENTS

1. Indenture dated as of August 7, 1997 between the Operating Partnership and First Union National Bank, relating to the Operating Partnership's Senior Debt Securities (Exhibit 4.1 to the Operating Partnership's Current Report on Form 8-K filed on August 11, 1997, File No. 000-22411).

2. Supplemental Indenture No. 1, dated as of August 12, 1997 between the Operating Partnership and First Union National Bank (Exhibit 4.1 to the Operating Partnership's Amended Current Report on Form 8-K/A-1 filed on Augusts 18, 1997, File No. 000-22411).

3. Supplemental Indenture No. 2, dated as of December 17, 1997 between the Operating Partnership and First Union National Bank (Exhibit 4.1 to the Operating Partnership's Amended Current Report on Form 8-K/A-1 filed on December 17, 1997, File No. 000-22411).

4. The Operating Partnership's 6.80% Note due 2002, dated August 12, 1997. (Exhibit 4.2 to the Operating Partnership's Amended Current Report on Form 8-K/A-1 filed on August 18, 1997, File No. 000-22411.

5. The Operating Partnership's 6.95% Note due 2004, dated August 12, 1997. (Exhibit 4.3 to the Operating Partnership's Amended Current Report on Form 8-K/A-1 filed on August 18, 1997. File No. 000-22411).

6.       The Operating Partnership's 7.20% Note due 2007, dated August 12, 1997.
         Exhibit 4.4 to the Operating Partnership's Amended Current Report on Form 8-K/A-1 filed on August 18, 1997, File No. 000-22411).

7. The Operating Partnership's 6.63% Note due 2003, dated December 17, 1997. (Exhibit 4.2 to the Operating Partnership's Amended Current Report on Form 8-K/A-1 filed on December 17, 1997, File No. 000-22411).

8. Indemnification Agreement, dated January 29, 1994, among the Company, the Operating Partnership and the individuals named therein. (Exhibit
         10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

9.       Employment Agreement between the company and Will F. Paulsen. (Exhibit
         10.7.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

10. Employment Agreement between the Company and William B. McGuire, Jr. (Exhibit 10.7.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

11.      Employment Agreement between the Company and Raymond V. Jones. (Exhibit
         10.7.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

12. Employment Agreement between David F. Tufaro. (Exhibit 10.7.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

13.      Employment Agreement between the Company and John C. Moore. (Exhibit
         10.7.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

14. Employment Agreement between the Company and Michael G. Malone. (Exhibit 10.7.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

15.      Employment Agreement between the Company and Keith L. Downey. (Exhibit
         10.12.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

16. Employment Agreement between the Company and Christopher A. Hughes. (Exhibit 10.12.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

17. Employment Agreement between the Company and William B. Hamilton (Exhibit 10.7.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

18. Employment Agreement between the Company and Michael L. Schwarz. (Exhibit 10.7.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

19. Noncompetition Agreement between the Company and William F. Paulsen. (Exhibit 10.8.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

20. Noncompetition Agreement between the Company and William B. McGuire, Jr. (Exhibit 10.8.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

21. Noncompetition Agreement between the Company and Raymond V. Jones. (Exhibit 10.8.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12791).

22. Noncompetition Agreement between the Company and Keith H. Kuhlman. (Exhibit 10.8.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

23. Noncompetition Agreement between the Company and David F. Tufaro. (Exhibit 10.8.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

24.      Noncompetition Agreement between the Company and John T. Gray. (Exhibit
         10.8.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

25. Noncompetition Agreement between the Company and John C. Moore. (Exhibit 10.8.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

26. Noncompetition Agreement between the Company and Michael G. Malone. (Exhibit 10.8.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

27. Noncompetition Agreement between the Company and William B. Hamilton. (Exhibit 10.8.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

28. Noncompetition Agreement between the Company and Michael L. Schwarz. (Exhibit 10.8.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

29. Executive Severance Agreement between the Company and William F. Paulsen. (Exhibit 10.9.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

30. Executive Severance Agreement between the Company and William B. McGuire, Jr. (Exhibit 10.9.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

31. Executive Severance Agreement between the Company and Michael L. Schwarz. (Exhibit 10.9.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

32. Executive Severance Agreement between the Company and Raymond V. Jones. (Exhibit 10.9.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

33. Executive Severance Agreement between the Company and William B. Hamilton. (Exhibit 10.9.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

34. $2,500,000 Promissory Note, dated February 15, 1994 and maturing on February 15, 2004, between Summit Management Company and Old Summit Management Company. (Exhibit 10.17 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

35. $125,000,000 Promissory Note, dated February 15, 1994 and maturing on February 15, 2001, between the Company and The Northwestern Mutual Life Insurance Company. (Exhibit 10.18.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

36. Mortgage and Security Agreement and Financing Statement, dated February 15, 1994, between the Company and The Northwestern Mutual Life Insurance Company. (Exhibit 10.18.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

37. $30,000,000 Promissory Note, dated December 21, 1995 between the Operating Partnership and The Northwestern Mutual Life Insurance Company. (Exhibit 10.11.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

38. $31,000,000 Loan Agreement, dated July 31, 1996, between the Operating Partnership and Wachovia Bank of North Carolina, N.A. (Exhibit 10.34 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, File No. 001-12792).

39. $150,000,000 Credit Agreement, dated November 18, 1996, among the Operating Partnership, First Union National Bank of North Carolina and Wachovia Bank of North Carolina, N.A. (Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-12792).

40. First Amendment to $150,000,000 Credit Agreement dated July 24, 1997, among the Operating Partnership, First Union National Bank of North Carolina and Wachovia Bank of North Carolina, N.A. (the Operating Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30,1997, File No. 000-22411).

41. Promissory Note and Security Agreement, dated January 28, between the Company and Michael L. Schwarz. (Exhibit 10.14.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

42. Promissory Note and Security Agreement, dated January 28, 1998 between the Company and William B. Hamilton. (Exhibit 10.14.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

43. Form of Promissory Note and Security Agreement between the Company and the employees named in the Schedule thereto. (Exhibit 10.14.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).


                                       4.

44. Registration Rights Agreement, dated October 12, 1994 between the Company and PK Partners, L.P. (Exhibit 10.15.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

45. Registration Rights Agreement, dated February 8, 1994, between the Company and the Continuing Investors named therein. (Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 001-12792).

46. Registration Rights Agreement, dated December 11, 1995, between the Company and Bissell Ballantyne, LLC. (Exhibit 10.2 to the Company's Registration Statement on Form S-3, Registration No. 333-24669).

47. Registration Rights Agreement, dated January 10, 1996, among the Company, Joseph H. Call and Gary S. Cangelosi. (Exhibit 10.2 to the Company's Registration Statement on Form S-3, Registration No. 333-24669).

48. Registration Rights Agreement, dated February 20, 1997, among the Company, The Northwestern Mutual Life Insurance Company, J. Ronald Terwilliger, J. Ronald Terwilliger Grantor Trust, Grow Residential Realty Investors, L.P., Douglas A. Hocksema, Randy J. Pace, Clifford A. Breining, TCF Residential Partnership, Ltd. And Trammell S. Crow. (Exhibit 10.2 to the Company's Registration Statement on Form, Registration No. 333-24669).

49. Registration Rights Agreement, dated May 16, 1995, between the Company and the individuals named therein executed in connection with the Crosland Acquisition. (Exhibit 10.15.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, File No. 001-12792).

50. Agreement to Contribute, dated February 13, 1995, between the Company, the Operating Partnership and Crosland Partnerships. (Exhibit 2.1 to the Company's Current Report on Form 8-K dated May 16, 1995, File No. 001-12792).

51. Credit Agreement, dated as of March 27, 1998, by and among Summit Properties Partnership, L.P., Summit Properties Inc., the Banks listed on the signature pages thereof and the other Lenders from time to time party thereto, and First Union National Bank, as Administrative Agent for the Lenders thereunder. (Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 001-12792).

52. Promissory Note, dated as of January, 28, 1998, evidencing a loan of $42,258 to Michael L. Schwarz for the purpose of paying tax liability associated with Restricted Stock Award. (Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 001-12792).

53. Promissory Note, dated as of January 30, 1998, evidencing a loan of $361,785 to Michael L. Schwarz for the purpose of purchasing shares of Common Stock of Summit Properties

         Inc. (Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 001-12792). 5

54. Promissory Note, dated as of January 28, 1998, evidencing a loan of $57,418 to William B. Hamilton for the purpose of paying tax liability associated with Restricted Stock Award. (Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 001-12792).

55. Promissory Note, dated as of January 30, 1998, evidencing a loan of $441,562 to William B. Hamilton for the purpose of purchasing shares of Common Stock of Summit Properties Inc. (Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 001-12792).

56. Amendment No. 11 to the Limited Partnership Agreement of Summit Properties Partnership, L.P. (Exhibit 3.1 to the Operating Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 000-22411).

SCHEDULE III

         List of all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries.

Gilbert G. Menna, P.C.
David W. Watson, P.C.
Ross D. Gillman
Stephen G. Charkoudian
Diana McKearney
Jennifer H. Weiss

SCHEDULE IV

         List of all of the attorneys at Kennedy Covington Lobdell & Hickman which are currently working on matters for the Company or any of its Subsidiaries.

David H. Jones
William C. Livingston
Maynard E. Tipps
Raymond E. Owens
Alice C. Richey
Joseph W. Moss
John Nicholas Suhr, Jr.
John H. Culver, III
Felicia A. Washington
Alan H. Peterson
Michael R. Thornton